                                                                     Exhibit 2

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of October 12, 2000 (this "Amendment"), among iTurf Inc., a Delaware corporation ("iTurf"), iTurf Breakfast Corp., a Delaware corporation and a wholly owned subsidiary of iTurf ("Merger Sub"), and dELiA*s Inc., a Delaware corporation ("dELiA*s"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                              W I T N E S S E T H:

    WHEREAS, iTurf, Merger Sub and dELiA*s have previously entered into that certain Agreement and Plan of Merger, dated as of August 16, 2000 (the "Merger Agreement"); and

    WHEREAS, the parties desire to amend certain provisions of the Merger Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree to amend the Merger Agreement as follows:

    1. CERTIFICATE OF INCORPORATION. Section 1.04(a) of the Merger Agreement shall be amended and restated in its entirety to read as follows:

        (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, in the form of EXHIBIT A attached hereto, shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is dELiA*s Group Inc."

    2. SECOND RESTATED CERTIFICATE OF INCORPORATION OF ITURF. EXHIBIT C (Second Restated Certificate of Incorporation) to the Merger Agreement shall be amended and restated in its entirety to read as set forth on EXHIBIT C annexed hereto.

                                     A-1-1

    IN WITNESS WHEREOF, iTurf, Merger Sub and dELiA*s have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             iTurf Inc.

                                             By:  /s/ STEPHEN I. KAHN
                                                  ------------------------------------------
                                                  Stephen I. Kahn
                                                  CHAIRMAN OF THE BOARD
                                                  AND CHIEF EXECUTIVE OFFICER

                                             iTurf Breakfast Corp.

                                             By:  /s/ STEPHEN I. KAHN
                                                  ------------------------------------------
                                                  Stephen I. Kahn
                                                  CHAIRMAN OF THE BOARD
                                                  AND CHIEF EXECUTIVE OFFICER

                                             dELiA*s Inc.

                                             By:  /s/ EVAN GUILLEMIN
                                                  ------------------------------------------
                                                  Evan Guillemin
                                                  PRESIDENT

                                     A-1-2

                                                                     EXHIBIT C

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                   ITURF INC.

    iTurf Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby amend and restate the Certificate of Incorporation of the Corporation, which was originally filed on August 7, 1997, under the name dELiA*s Interactive Company, and amended and restated on April 6, 1999, under the name iTurf Inc.

    FIRST.  The name of the Corporation is:


        dELiA*s Corp.


    SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

    THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

    FOURTH. Section 1. CAPITAL STOCK. (a) The total number of shares of stock which the Corporation shall have authority to issue is 101,000,000, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be divided into two classes, consisting of Class A Common Stock and Class B Common Stock. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.

    (b) The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Common Stock and the Preferred Stock, to determine the number of shares of each class and to fix for each class of Common Stock and for any series of Preferred Stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Delaware Law.

    (c) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of Delaware Law.

    Section 2. COMMON STOCK. (a) Issuance and Consideration. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

    (b) Dividends. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).

    (c) Number of Shares. Of the 100,000,000 shares of Common Stock of the Corporation, 87,500,000 shares are initially designated as shares of Class A Common Stock and 12,500,000 shares are initially designated as shares of Class B Common Stock. Subject to the rights of the holders of

Preferred Stock, the number of shares designated as Class A Common Stock or Class B Common Stock may be increased or decreased from time to time by a resolution or resolutions adopted by the Board of Directors or any duly authorized committee thereof without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock.

    (d) Powers, Preferences, Etc. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

        (1) Except as otherwise set forth below in this ARTICLE FOURTH, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

        (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Second Restated Certificate of Incorporation (this "Restated Certificate of Incorporation"), holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

        (3) (A) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to six votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (d)(5)(B), every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation and provided, further, however, that, upon any transfer of the Class B Common Stock, or any Class A Common Stock into which Class B Common Stock may have been converted at any time on or after the date of this Restated Certificate of Incorporation, the Class B Common Stock, or Class A Common Stock, so transferred shall have no voting rights, unless such transfer is first approved by the affirmative vote of not less than a majority of the outstanding shares of the Corporation entitled to vote thereon, in which case the Class B Common Stock, or Class A Common Stock, so transferred shall retain its voting rights granted hereunder. Except as may be otherwise required by law or by this ARTICLE FOURTH, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.

        (B) Every reference in this Restated Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

        (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For the purposes of this paragraph (d)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        (5) (A) Prior to the date on which shares of Class B Common Stock are issued to stockholders of dELiA*s Inc. or its successors ("dELiA*s") in a Tax-Free Spin-Off (as defined in paragraph (d)(5)(B)), each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law and subject to the taking of any necessary action, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation or such transfer agent of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

        (B) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by dELiA*s or any of its subsidiaries (except a "Strategic Partner," as defined below), unless such transfer is effected in connection with a transfer of Class B Common Stock to stockholders of dELiA*s as a dividend intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off"). For purposes of this paragraph (d)(5) and ARTICLES SEVENTH and NINTH, (i) the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting of) of such Class B Common Stock, and
    (ii) the term "Strategic Partner" means any entity, or group of affiliated entities, acquiring Class B Common Stock constituting, in the aggregate, at least 10% of the outstanding common stock and which, in the good faith judgment of the Board of Directors of the Corporation by the affirmative vote of a majority of directors who are not directors, officers of the beneficial owners of five percent or more of the outstanding voting securities of dELiA*s is considered to constitute a strategic alliance in the best interests of the Corporation and its stockholders. In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of dELiA*s in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, dELiA*s delivers to the Corporation an opinion of dELiA*s counsel (which counsel shall be reasonably satisfactory to the

    Corporation) to the effect that such conversion would preclude dELiA*s from obtaining a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless dELiA*s delivers to the Corporation an opinion of dELiA*s counsel (which counsel shall be reasonably satisfactory to the Corporation) prior to such anniversary to the effect that such vote would adversely affect the status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

        Each share of Class B Common Stock beneficially owned by any person shall automatically convert into one share of Class A Common Stock if a Tax-Free Spin-Off has not occurred and the number of shares of Class B Common Stock beneficially owned by such person is or becomes less than 10 percent of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.

        The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this paragraph (d)(5), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock.

        The Corporation will provide notice of any automatic conversion of shares of Class B Common Stock to holders of record of the Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

        (i) the automatic conversion date;

        (ii) the number of outstanding shares of Class B Common Stock that are to be converted automatically;

       (iii) the place or places where certificates for such shares are to be surrendered for conversion; and

        (iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

        Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the

    Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

        As promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this paragraph (d)(5).

        (C) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of one class of Common Stock on the conversion of shares of the other class of Common Stock pursuant to this paragraph (d)(5); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of one class of Common Stock in a name other than that of the registered holder of the other class of Common Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (D) Concurrently with any conversion of Class B Common Stock into
    Class A Common Stock effected pursuant to paragraph (d)(5)(A) and
    (B) above, each share of Class B Common Stock that is converted (i) shall be retired and canceled and shall not be reissued and (ii) shall proportionally decrease the number of shares of Class B Common Stock designated hereby. The Secretary of the Corporation shall be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware one or more Certificates of Decrease of Designated Shares to record any such decrease in designated shares of Common Stock. No undesignated shares of Common Stock shall be designated shares of Class B Common Stock following an automatic conversion of shares of Class B Common Stock pursuant to paragraph (d)(5)(B) above.

    Section 3. PREFERRED STOCK. (a) Series and Limits of Variations between Series. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this ARTICLE FOURTH applicable to all series of Preferred Stock), including, but not limited to, the following:

        (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

        (2) the annual rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

        (3) whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

        (4) whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

        (5) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (6) whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

        (7) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (8) any other relative rights, preferences and limitations of such series.

    Section 4. NO PREEMPTIVE RIGHTS. Except as otherwise set forth above in this ARTICLE FOURTH, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

    FIFTH. Section 1. AMENDMENT OF BYLAWS BY DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

    Section 2. AMENDMENT OF BYLAWS BY THE STOCKHOLDERS. The bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon. Any amendment to the Certificate of Incorporation which shall contravene any bylaw in existence on the record date of the stockholders meeting at which such amendment is to be voted upon by the stockholders shall require the vote of not less than 75 percent of the outstanding shares entitled to vote thereon.

    SIXTH. Section 1. CLASSIFIED BOARD. Effective immediately upon the issuance of more than 1,000 shares of Common Stock of the Corporation, the Board of Directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be divided into three classes, Class A, Class B, and Class C. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class A and if the fraction is two thirds, one of the extra directors shall be a member of Class A and the other shall be a member of Class B. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1999, the directors first elected to Class B shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000, and the directors first elected to Class C shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2001. Notwithstanding the foregoing formula provisions, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class under the formula provided in this ARTICLE SIXTH immediately prior to such change, the following rules shall govern:

        (a) each director then serving as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his current term, or his prior death, resignation or removal;

        (b) at each subsequent election of directors, even if the number of directors in the class whose term of office then expires is less than the number then allocated to that class under said formula, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

        (c) at each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class under said formula, the Board of Directors shall designate one or more of the directorships then being elected as directors of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes under said formula;

        (d) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeded the number then allocated to that class under said formula, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class under said formula;

        (e) in the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the formula in this ARTICLE SIXTH, as it applies to the number of directors authorized immediately following such increase; and

        (f) designation of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under the foregoing items (c), (d) and (e) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to said class under said formula.

    Notwithstanding any of the foregoing provisions of this ARTICLE SIXTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal.

    Section 2. ELECTION BY HOLDERS OF PREFERRED STOCK. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

    Section 3. BALLOTS. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall provide otherwise.

    Section 4. ELIMINATION OF CERTAIN PERSONAL LIABILITY OF DIRECTORS. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director to the fullest extent permitted by Delaware Law.

    SEVENTH. Section 1. MEETINGS. Unless otherwise prescribed by law or this Restated Certificate of Incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or, at the request in writing of a majority of the Board of Directors, any officer.

    Section 2. ACTION BY WRITTEN CONSENT. Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which none of dEliA*s, any of its subsidiaries, any Strategic Partner or Stephen I. Kahn beneficially owns in the aggregate 50 percent or more of the total voting power of all classes of outstanding Common Stock, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting. So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this ARTICLE SEVENTH, every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this ARTICLE SEVENTH.

    EIGHTH. Section 1. AMENDMENT OF CERTAIN ARTICLES. The provisions set forth in this ARTICLE EIGHTH and in ARTICLES FIFTH, SIXTH, Section 1, SEVENTH and NINTH may not be amended, altered, changed, or repealed in any respect unless such amendment, alteration, change or repealing is approved by the affirmative vote of not less than 75 percent of the outstanding shares of the Corporation entitled to vote thereon; provided that with respect to any proposed amendment, alteration or change to this Restated Certificate of Incorporation, or repealing of any provision of this Restated Certificate of Incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of not less than 75 percent of the outstanding shares affected by the proposed amendment, voting as a separate class, shall be required in addition to the vote otherwise required pursuant to this ARTICLE EIGHTH.

    Section 2. AMENDMENTS GENERALLY. Subject to the provisions of Section 1 of this ARTICLE EIGHTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

    NINTH Section 1. In anticipation that the Corporation will cease to be a wholly owned subsidiary of dELiA*s, but that dELiA*s will remain a stockholder of the Corporation, and in anticipation that the Corporation and dELiA*s may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of
(i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with dELiA*s (including service of officers and directors of dELiA*s as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE NINTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve dELiA*s and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

    Section 2. The Corporation and dELiA*s may agree upon a method for allocating business opportunities between them. Subject to and except as provided in any such agreement:

        (a) dELiA*s shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation;

        (b) neither dELiA*s nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of dELiA*s or of such person's participation therein;

        (c) in the event that dELiA*s acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both dELiA*s and the Corporation, dELiA*s shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that dELiA*s pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

    Section 3. Subject to any agreement pursuant to Section 2 of this ARTICLE NINTH, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of dELiA*s acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and dELiA*s (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or dELiA*s as such director, officer or employee deems appropriate under the circumstances in his sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to dELiA*s (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or
(ii) dELiA*s pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

    Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE NINTH and the contractual provisions provided for in this ARTICLE NINTH.

    Section 5. For purposes of this ARTICLE NINTH only, (i) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power or similar voting interests, and (ii) the term "dELiA*s" shall mean dELiA*s and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5) in which dELiA*s beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power or similar voting interests.

    Section 6. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this ARTICLE NINTH shall expire on the date that dELiA*s ceases to own beneficially Common Stock representing at least 10 percent of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of dELiA*s. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE NINTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with any provision of this ARTICLE NINTH shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

    Section 7. The provisions of this ARTICLE NINTH are in addition to the provisions of ARTICLE SIXTH, Section 5.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State
of Delaware, has been executed this       day of             , 2000.

                                        iTurf Inc.

                                        By:
                                        ----------------------------------------
                                        Name: Alex S. Navarro
                                        Title: Secretary

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